SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2012

ANOTEROS, INC.
 (Exact name of Company as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
6601 Center Drive West, Suite 500 Los Angeles, CA 90045 (Address of principal executive offices) Phone: (310) 997-2482 (Company’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ANOTEROS, INC.
Form 8-K
Current Report

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 6, 2012, Mr. Michael Lerma (“Mr. Lerma”) resigned from his position as President of Anoteros, Inc., a Nevada Corporation (the “Company”) and appointed Mr. Charles Potter (“Mr. Potter”) to serve as the President of the Company. Mr. Potter accepted such appointment. Mr. Lerma will continue in his capacities as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of the Company. Additionally, on June 6, 2012, the Board of Directors of the Company appointed Mr. Thomas Childers (“Mr. Childers”), Mr. John E. McConnaughy, Jr. (“Mr. McConnaughy”) and Mr. Scott Neff (“Mr. Neff”) to serve as Directors of the Company.  Mr. Childers, Mr. McConnaughy and Mr. Neff have all accepted their respective appointments.  Their biographies are set forth below:

Charles Potter – President

Mr. Charles Potter (“Mr. Potter”) has 30 years’ experience in applied systems development, software and database architecture and IT management. In 2007, he founded Seapotter Corporation, which provides healthcare consulting services, specializing in systems, system implementation and ARRA 2009 changes to HIPAA compliance. From 2000 to 2007, Mr. Potter served as CIO at Strang Cancer Prevention Center and from 1998 to 2007, Mr. Potter served as an Associate Computer Scientist in Surgery at the Weill Medical College of Cornell. From 1991 to 1997, Mr. Potter was also the Manager of Information Systems in the Department of Surgery at Cornell Medical College. In 1991, Mr. Potter founded the Strang Department of Medical Informatics and the Strang Research Computing Group, where he served as Director until 2000. While at Strang Cancer Prevention Center/Cornell University Medical College he designed systems which supported subject recruitment used in the discovery of the BRCA1 and BRCA2 genes. His Genetics Outreach System 2.0 was inducted into the Permanent Research Collection of the Smithsonian Institution in 1998 for contributions to medicine and technology. This system was also nominated by Bill Gates for a Computerworld Smithsonian Award. Other selected awards for systems development include Windows World Open in Business Intelligence Systems (winner 1996), finalist in the Uniforum Open Awards in Biotechnology (1995) and finalist in Windows World Open in Healthcare (1995). Prior to joining Strang Cancer Prevention Center and Cornell, he worked for Memorial Sloan‐Kettering Cancer Center, Rockwell International, IBM TJ Watson Research Center and The Juilliard School.

Mr. Potter received his undergraduate degree from Roger Williams College in 1975 and was Graduate Electronic/Computer Music Fellow at the Juilliard School 1979‐80 and 1980‐81. Mr. Potter attended graduate programs at University of California San Diego in Experimental Music 1983 and Walden University PhD program in Health Services 1994. Mr. Potter received a Master Certificate in Project Management from Villanova University in 2011.

Mr. Potter’s professional memberships include: Healthcare Information and Management Systems Society (HIMSS), New York Academy of Sciences, The College of Healthcare Information Management Executives (CHIME), Microsoft Developer Network (MSDN), Institute of Electrical and Electronics Engineers.

Thomas Childers – Director

From 1991-1995, Mr. Thomas Childers (“Mr. Childers”) served as Vice President North America Operations in Copenhagen, Denmark for CR Systems, Inc., a company that was recognized as one of the world leaders in providing high performance and complex data communication network systems for the airline, financial, and public network backbone systems. In 1999, Mr. Childers worked as General Manager for Global One Middle East in Riyadh, Saudi Arabia.  Global One was a consortium of Sprint International, Deschutes Telekom, France Telekom and Gulfnet KSA. As General Manager, Mr. Childers was responsible for 13 countries and he started and grew 4 start-up companies from inception, that were later acquired by larger entities. Mr. Childers was responsible for planning, funding, operating, marketing, and sales of these start-up companies. In 1999, Mr. Childers was a founding partner of Prime Point Media in Duluth, Georgia.  As founding partner, Mr. Childers was responsible for the development of a business concept to provide an advertising revenue stream for the national payphone industry.

Mr. Childers is currently retired from the United States Army (Reserves) as a senior grade officer with 27 years’ experience commanding, leading, teaching, and motivating, citizen-soldiers. This experience includes commanding and leading in three overseas combat tours and teaching future officers in Senior Reserve Officer Training Corps (ROTC) at Dartmouth and Norwich University. Mr. Childers possesses an extensive 17-year history in Middle East living and working in the capacity both as military and civilian roles. Mr. Childers was placed in Homeland Security (start-up phase) in 2001 to evaluate information technology infrastructure requirements by being placed on Active Duty in the United States Army Reserve, where he evaluated financial, banking, insurance, sector markets to determine threat vulnerability and provide detail analysis to protect national financial sector networks with the approval of a Congressional allocation to Homeland Security.

In 2007, Mr. Childers became President of the Heritage Resource Group, LLC. Heritage specializes in the investing and providing management consulting services to companies who are classified by the Small Business Administration (SBA) as small minority 8(a) set aside entities.  Heritage works with these firms to solicit federal government contracts ranging from $1 million to $100 million. Heritage has a Retired General Officers’ board to assist in this pursuit of federal contracts specializing in information services, logistics, and composite manufacturing.

Mr. Childers received his B.A. in Political Science from North Georgia College & State University in 1979 and dual masters degrees in Data Computer Management (DCA) and Contract Law from Webster University, St. Louis, Missouri in  1984.

John E. McConnaughy, Jr. – Director

Mr. John E. McConnaughy  (“Mr. McConnaughy”) is currently the Chairman and Chief Executive Officer of JEMC Corporation, a personal holding company he founded in 1985. Prior to that, from 1969 to February 1986, Mr. McConnaughy was Chairman and CEO of Peabody International Corp. Mr. McConnaughy was also the Chairman and CEO of GEO International Corp. when it was spun off in 1981 until October of 1992. Prior to joining Peabody in 1969, Mr. McConnaughy served as Vice President of European Consumer Products with the Singer Company. As Vice President, he was responsible for operations in 16 countries. Mr. McConnaughy had previously been President of the Singer Company of Canada, Limited. Prior to that, Mr. McConnaughy held management positions at Westinghouse Electric Corp. in its consumer group and portable appliance divisions.

Mr. McConnaughy currently serves on the boards of four other public companies Allis-Chalmers Energy Inc.,(ASY,) Wave Systems Corp. (WAVX), Arrow Resources Development, Inc, (OTC:BB ARWD) Levcor International, Inc. (LEVC.OB), and one private company, Kinetitec Corporation.
Mr. McConnaughy has been a Director of Oxigene, Inc., Varsity Brands, Inc., Texstar Corporation, MAI Corporation, Pets Choice Ltd., Akzona Corp., First Bank Corp. (New Haven), Beringer Co., Inc., the Pullman Co., Moore McCormack Resources, Peabody International Corp., DeVlieg Bullard, Inc., Mego Financial Corp., Trasact International, Inc. and RateXchange, who changed their name to MCF Corporation and Fortune Natural Resources Corporation from 2000 through January 30, 2004.

A graduate of Denison University with a B.A. in Economics, Mr. McConnaughy earned his M.B.A. in Marketing and Finance at Harvard's Graduate School of Business Administration. Mr. McConnaughy is Chairman Emeritus of the Harlem School of the Arts.

Dr. Scott Neff - Director

Dr. Scott Neff (“Dr. Neff”) is a board-certified orthopedic surgeon who has been in practice for 30 years with 25 years experiences as medical facility developer and administrator. Dr. Neff holds a B.A. in Biology with minor in business.  Dr. Neff currently runs a medical business and also owns and operates two smaller commercial businesses in the Des Moines, Iowa area. After graduating from Drake University, Dr. Neff attended medical school at the University of Osteopathic Medicine and Surgery and then did a five-year residency in orthopaedic surgery in a combined program at the University of Texas at San Antonio Orthopaedic Surgery and Wilford Hall United States Air Force Medical Center.  Dr. Neff served as Clinic Commander at Goodfellow AFB where he supervised 6 physicians and 60+ employees, reviewed budgets, oversaw equipment purchases, and maintained disaster readiness. Dr. Neff left the service of the United States Air Force as Lieutenant Colonel in 1981 and returned home to practice orthopaedic surgery in Des Moines, Iowa.  Dr. Neff has a special interest in upper extremity and shoulder surgery, total joint replacement and athletic injuries.

Dr. Neff has been a board member of the Blank Park Zoo in Des Moines, Iowa and has served as a consultant to a Governor's Committee studying pharmacology. Dr. Neff has been Chief of the Department of Orthopaedic Surgery at Lutheran Hospital in Des Moines for ten years. Dr. Neff also enjoys teaching and regularly has residents from the Family Practice Residency Program at Iowa Lutheran Hospital rotating with him.

Family Relationships

There are no family relationships between Mr. Potter, Mr. Childers, Mr. McConnaughy, or Mr. Neff and any of the Company's directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANOTEROS, INC.
Date: June 12, 2012	By: /s/ Michael Lerma
Michael Lerma
Chief Executive Officer